Exhibit 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into this 14th day of October, 2008, by and among ST. THOMAS MORE DIALYSIS CENTER, LLC, a Maryland limited liability company (the “Seller”); DIALYSIS CORPORATION OF AMERICA, a Florida corporation (“DCA”) and anticipated parent and sole member of a limited liability company entity to be organized by DCA (the “Subsidiary”) for the purpose of effecting the transaction described below (for purposes of this Agreement DCA and its to-be-organized Subsidiary are referred to as the “Purchaser”); and SACK, HARRIS & MARTIN, P.C. (“Escrow Agent”).  Reference is made to that certain Letter of Intent (the “LOI”) to enter into an Asset Purchase Agreement (the “Purchase Agreement”) by and between Seller and Purchaser which LOI is incorporated herein by reference.  Defined terms used herein and not otherwise defined shall have the meanings given to such terms in the LOI.

1.    Purchaser and Seller have agreed to select Escrow Agent to serve as escrow agent with respect to the deposit of $100,000.00 constituting part of the Purchase Price (the “Deposit”) being made by Purchaser pursuant to the LOI.  The purpose of this Agreement is to prescribe instructions governing the services of Escrow Agent with respect to the Deposit and the closing of the transaction contemplated by the LOI.

2.    Seller and Purchaser hereby engage Escrow Agent to serve as escrow agent with respect to the Deposit made by Purchaser pursuant to the terms of the LOI, a copy of which has been delivered to and received by Escrow Agent.  Escrow Agent hereby accepts such engagement.  Any reasonable closing or escrow fees of Escrow Agent shall be paid one-half by Seller and Purchaser (up to a maximum of $500.00).

3.    Escrow Agent acknowledges receipt of the Deposit and agrees to (i) place the Deposit into a federally insured, interest-bearing account and (ii) not commingle the Deposit with any funds of Escrow Agent or others.  Interest shall be maintained in the escrow account as a part of the Deposit and credited to DCA initially for tax purposes until such time as the Subsidiary is organized.  DCA’s Federal Taxpayer Identification Number is 59-1757642.

4.    The parties hereto acknowledge that the Deposit is a good faith gesture by the Purchaser in connection with the execution of the LOI and that notwithstanding the provisions of the LOI the same shall become non-refundable only upon the following: (a) after the  closing of the transaction on the “Closing Date” as such date is set forth in the Purchase Agreement, (b) if prior to the execution of the Purchase Agreement, Purchaser acts in bad faith by failing or refusing to negotiate the terms of the transaction or the Purchase Agreement or related agreements or instruments (the burden of proof of such bad faith residing with the Seller), or (c) after the execution of the Purchase Agreement the Purchaser breaches or defaults under the terms of the Purchase Agreement (after a reasonable cure period) or fails to timely close the transaction on the Closing Date despite the satisfaction by Seller of all of its representations, warranties and covenants as well as its conditions to closing as set forth in the Purchase Agreement.  Other than as set forth above, to the extent that negotiations prior to execution of the Purchase Agreement cease, or the Purchase Agreement after execution is terminated for any reason other than as set forth above, or Seller in bad faith fails to proceed to closing of the transaction contemplated by the Purchase Agreement, the Deposit together with all accrued interest thereon shall be promptly returned to Purchaser by the Escrow Agent.

5.    Escrow Agent shall disburse the Deposit in accordance with the terms hereof.  At the time of the Closing, if any, if the Deposit has not been disbursed previously in accordance with the LOI, then Escrow Agent shall disburse the Deposit to Seller to be credited against the Purchase Price.

6.    Escrow Agent shall be entitled to rely at all times on joint written instructions given by Seller and Purchaser, as the case may be and as required hereunder, without any necessity of verifying the authority therefor.

7.    In the event that there is a dispute regarding the disbursement or disposition of the Deposit, or in the event Escrow Agent shall receive conflicting written demands or instructions with respect thereto, then Escrow Agent shall withhold such disbursement or disposition until notified by both parties that such dispute is resolved, or Escrow Agent may file a suit of interpleader at the cost and expense of Seller and Purchaser.

8.    The addresses for proper notice under this Agreement are as contained in the LOI.  Any party may from time to time by written notice to the other parties designate a different address for notices within the United States of America.

9.    The instructions contained herein may not be modified, amended or altered in any way except by a writing (which may be in counterpart copies) signed by Seller, Purchaser and Escrow Agent.

10.          Purchaser and Seller reserve the right, at any time and from time to time, to substitute a new escrow agent in place of Escrow Agent.

11.          This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Maryland, excluding its conflicts of laws provisions.

12.          The parties acknowledge that: (i) Escrow Agent is acting at their request and for their convenience; (ii) Escrow Agent shall not be deemed to be the agent of either of the parties; and (iii) Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith and not in disregard of this Agreement or the LOI, but shall be liable for its grossly negligent acts or omissions, its willful misconduct and for any loss, cost or expense incurred by Seller or Purchaser resulting from Escrow Agent’s mistake of law respecting the scope or nature of its duties.   Notwithstanding the foregoing, if Escrow Agent is also acting as the title company under the terms of the LOI, nothing in this Section 11 shall limit the liability of Escrow Agent under the title policy, and if Escrow Agent is an agent of the title company, nothing in this Section 11 shall limit the liability of the title company under any insured closing letter issued for the benefit of Purchaser or any lender.

13.          To the fullest extent permitted by law, the Escrow Agent hereby irrevocably consents and agrees, for the benefit of each of the Purchaser and Seller, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, shall be brought in any state or federal court located in Prince George’s County, Maryland (a “Court”), and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such Court with respect to any such action, suit or proceeding.  The Escrow Agent waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such Court and hereby further agrees not to plead or claim in any such Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.  The Escrow Agent agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

14.          Except as otherwise set forth above, this Agreement is intended solely to supplement and implement the provisions of the LOI and is not intended to modify, amend or vary any of the rights or obligations of Purchaser or Seller under the LOI.

15.          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Agreement be effective unless and until signed by all parties hereto.

15.          The undersigned parties have the power and authority to execute this Agreement and it is their legal, valid and binding obligation, enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ESCROW AGENT:

SACK, HARRIS & MARTIN, P.C.

By:
Name:	Jeffrey J. Renzulli
Title:	Partner

SELLER:

ST. THOMAS MORE DIALYSIS CENTER, LLC

By:
Name:	Matthew W. Neiswanger
Title:	Manager

PURCHASER:

DIALYSIS CORPORATION OF AMERICA

By:	/s/ Stephen W. Everett
Name:	Stephen W. Everett
Title:	President and CEO